QEP RESOURCES ANNOUNCES REVIEW OF STRATEGIC ALTERNATIVES

Termination of Agreement to Sell Williston Basin Assets

DENVER, February 20, 2019 – QEP Resources, Inc. (NYSE: QEP) (QEP or the Company) today announced that its Board of Directors has commenced a comprehensive review of strategic alternatives to maximize shareholder value, which could result in a merger or sale of the Company or other transaction involving the Company or its assets. QEP intends to engage in discussions with a variety of parties that have expressed interest in a potential transaction, including Elliott Management Corporation.

QEP cautions that there can be no assurance that any transaction will be approved or consummated. The Company does not intend to disclose developments relating to its strategic review unless and until the Board of Directors has approved a specific agreement or transaction or has terminated its review of strategic alternatives.

The Company also announced that, given the deterioration in commodity prices and that it was unlikely that the conditions to closing would be satisfied, the Company has agreed with Vantage Acquisition Operating Company, LLC, a wholly owned subsidiary of Vantage Energy Acquisition Corp. (Nasdaq: VEAC) (Vantage) to terminate the definitive agreement to sell its assets in the Williston Basin to Vantage. QEP will continue to operate and develop its assets in the Williston Basin, including the Company's South Antelope and Fort Berthold leaseholds.

Additionally, in light of the reduction of the Company’s operational footprint over the last 12 months, QEP has reassessed its organizational needs and intends to significantly reduce its general and administrative expense by approximately 45%, when comparing 2018 to 2020, to ensure its cost structure is competitive with industry peers. The Company expects the majority of these reductions will be implemented during the first half of 2019.

Evercore and BMO Capital Markets are acting as financial advisors to QEP and Latham & Watkins LLP and Wachtell, Lipton, Rosen and Katz are serving as legal advisors.

About QEP Resources

QEP Resources, Inc. (NYSE: QEP) is an independent crude oil and natural gas exploration and production company focused in two regions of the United States: the Southern Region (primarily in Texas) and the Northern Region (primarily in North Dakota). For more information, visit QEP's website at: www.qepres.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Examples of forward-looking statements in this press release include, (i) the outcome of the Board of Directors review of strategic alternatives; (ii) the ability and timing to decrease general and administrative expenses and the expected benefits related thereto; and (iii) the effects of terminating the Williston transaction with Vantage. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: (i) the possibility that QEP may be adversely affected by economic, business and/or competitive factors; and (ii) the risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. QEP undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Contact
Investors & Media:
William Kent, IRC
303-405-6665